As filed with the Securities and Exchange Commission on January 13, 2006
                                                  Registration No. 333-36440
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                 CBS CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                      04-2949533
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                     Identification No.)

                  51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------

       CBS Corporation Deferred Compensation and Stock Plan for Directors
                  CBS Corporation 1991 Long-Term Incentive Plan
                  CBS Corporation 1993 Long-Term Incentive Plan


                            (Full title of the plans)

                             Louis J. Briskman, Esq.
                  Executive Vice President and General Counsel
         CBS Corporation, 51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
            (Name, address and telephone number of agent for service)
                            -------------------------

                                EXPLANATORY NOTE

     CBS Corporation, a Delaware corporation (the "Registrant"), is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-36440) (the "Registration Statement") as a result of the merger (the "Merger") of Viacom Merger Sub Inc., a Delaware corporation, with and into the Registrant on December 31, 2005, with the Registrant as the surviving corporation of the Merger. Upon completion of the Merger, the name of the Registrant was changed from "Viacom Inc." to "CBS Corporation." This Post-Effective Amendment No. 1 is filed to reflect (i) the change in the name of the Registrant, (ii) a reduction in the par value of the Registrant's Class B Common Stock registered under the Registration Statement from $0.01 to $0.001 per share, (iii) the removal of the Westinghouse Savings Program because no shares are currently being offered under this Registration Statement pursuant to such plan and (iv) the removal of the CBS Employee Investment Fund, the Infinity Broadcasting Corporation Employees' 401(k) Plan and the Infinity Broadcasting Corporation Employees' 401(k) Union Plan, which subsequent to the original filing of this Registration Statement were merged into the CBS Corporation 401(k) Plan (formerly known as the Viacom Inc. 401(k)
Plan), pursuant to which shares of the Registrant are being offered under the Registrant's Registration Statement filed on February 8, 2002 (File No. 333-82422).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-36440 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of January, 2006.

                                     CBS CORPORATION



                                     By: /s/ Angeline C. Straka
                                         ---------------------------------------
                                         Name:  Angeline C. Straka
                                         Title: Senior Vice President, Deputy
                                                General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-36440 on Form S-8 has been signed by the following persons in the capacities indicated on the 13th day of January, 2006.

Signature                                           Title

*                                            Director, President and
-------------------------------              Chief Executive Officer
    Leslie Moonves                           (Principal Executive Officer)


*                                            Executive Vice President
-------------------------------              and Chief Financial Officer
    Fredric G. Reynolds                      (Principal Financial Officer)


/s/ Susan C. Gordon                          Senior Vice President,
-------------------------------              Controller and Chief
    Susan C. Gordon                          Accounting Officer
                                             (Principal Accounting Officer)

*                                            Director
-------------------------------
    David R. Andelman


*                                            Director
-------------------------------
    Joseph A. Califano, Jr.



*                                            Director
-------------------------------
    William S. Cohen

*                                            Director
-------------------------------
    Philippe P. Dauman


*                                            Vice Chair and Director
-------------------------------
    Shari Redstone


*                                            Chairman and Director
-------------------------------
    Sumner M. Redstone

*                                            Director
-------------------------------
    Robert D. Walter




 *By:   /s/ Angeline C. Straka
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       Angeline C. Straka, Attorney-in-Fact              January 13, 2006

                                  Exhibit Index

Exhibit No.       Description of Document

4.1* Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.2* Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.3* Agreement and Plan of Merger, dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999, among Viacom Inc., the former CBS Corporation and Viacom CBS LLC (incorporated by reference to Amendment No. 3 to the Registration Statement on Form S-4 filed by Viacom Inc. on November 24, 1999 (File No. 333-88613)).

4.4* CBS Corporation 1993 Long-Term Incentive Plan, amended as of July 28, 1999, (incorporated by reference to Exhibit 4.4 to the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed by the Registrant on May 5, 2000 (File No. 333-88613)).

4.5* CBS Corporation 1991 Long-Term Incentive Plan, amended as of July 28, 1999 (incorporated by reference to Exhibit 4.5 to the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed by the Registrant on May 5, 2000 (File No. 333-88613)).

4.6* CBS Corporation Deferred Compensation and Stock Plan for Directors, amended as of February 24, 2000 (incorporated by reference to Exhibit 10(y)(ix) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2000 (File No. 001-09553)).

5.1* Opinion of Michael D. Fricklas, Esq. as to the legality of the securities being registered.

23.1*             Consent of Pricewaterhouse Coopers LLP.

23.2*             Consent of KPMG LLP.

23.3*             Consent of Mitchell & Titus, LLP.

23.4*             Consent of Michael D. Fricklas, Esq.

24**              Powers of Attorney.

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* Previously filed or incorporated by reference in this Registration Statement. ** Filed herewith.